QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of The Allstate Corporation on Form S-3 of our report dated February 22, 2006, relating to the financial statements of The Allstate Corporation and management's report on the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in The Allstate Corporation's method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and method for accounting for stock-based compensation, embedded derivatives in modified coinsurance agreements, and variable interest entities in 2003) and our report dated February 22, 2006 relating to the financial statement schedules of The Allstate Corporation, appearing in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP Deloitte & Touche LLP Chicago, Illinois May 16, 2006

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM